Exhibit 10.8
●	May 6, 2013, 4:00 p.m. ET

Inspired Builders Announces Intent to Convert to Real Estate Investment Trust Status

Enters Letter of Intent to Acquire Hospitality Assets

SANTA MONICA, CA--(Marketwired - May 6, 2013) - Inspired Builders, Inc. (OTCBB: ISRB) ("Inspired" or the "Company") has announced today that its board of directors has determined that the Company will elect to be treated as a real estate investment trust, or REIT. A REIT is a company that owns, and in most cases, operates income-producing real estate, or engages in financing real estate.

REIT status has many attractive attributes for our shareholders, including no corporate level federal income tax, annual distribution of at least 90% of its otherwise taxable income, and easier reporting to shareholders (Form 1099 versus Schedule K-1). Publicly traded REITs offer other distinct advantages for investors: portfolio diversification, dividend income, public liquidity, long-term performance and transparency.

The Company has also announced today the execution of a letter of intent for the acquisition of an interest in real estate assets in the hospitality sector. The hotels are located in Miami and Los Angeles.

"We believe the combination of a tax efficient corporate structure, a yield-generating equity security, and an investment in a resurgent hospitality market in the United States, is a favorable development for Inspired Builders shareholders," said Matt Nordgren, CEO of Inspired.

The letter of intent sets forth the preliminary agreement of the parties, and is subject to certain closing conditions. The transaction is a stock for stock acquisition, so there are no financing contingencies. Disclosures will be made with the SEC on Form 8K when the definitive agreements are executed.

In addition to the hospitality investments, Inspired will continue its existing real estate construction business.

Congress created REITs in 1960 to make investments in large-scale, income-producing real estate accessible to average investors. Congress determined that a way for average investors to invest in large-scale commercial properties was the same way they invest in other industries -- through the purchase of equity. In the same way shareholders benefit by owning stocks of other corporations, the stockholders of a REIT earn a pro-rata share of the economic benefits that are derived from the production of income through commercial real estate ownership.

A company that qualifies as a REIT is permitted to deduct dividends paid to its shareholders from its corporate taxable income. As a result, most REITs historically remit at least 100 percent of their taxable income to their shareholders and therefore owe no corporate tax.

There are various qualifying requirements under the US tax code for Inspired to become and maintain its REIT status, which Inspired believes it will satisfy.

About Inspired Builders

Inspired Builders, Inc. was established in 2010 as a construction company with a focus on residential real estate. Inspired filed a registration statement with the SEC to begin reporting as a public company with the objective to facilitate diversification of our business model into additional segments of the real estate industry. Upon the conversion to a REIT, Inspired will be a tax efficient, dividend-paying vehicle through which its stockholders can participate in investments made in income producing real estate and real estate secured mortgages.

Additional details about Inspired Builders Inc. can be viewed at the Company's website, www.inspiredbuilders.com.

Regarding Forward-Looking Statements

Certain statements included in this press release constitute forward-looking statements, including, but not limited to, those identified by the expressions "expect," "will" and similar expressions to the extent they relate to Inspired Builders. The forward-looking statements are not historical facts but reflect Inspired Builders' current expectations regarding future results or events. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results or events to differ materially from current expectations, including access to capital, regulatory approvals, intended acquisitions and general economic and industry conditions, as well as risks with conversion to a real estate investment trust and compliance with reporting requirements and other qualifications. Although Inspired Builders believes that the assumptions inherent in the forward-looking statements are reasonable, forward-looking statements are not guarantees of future performance and, accordingly, readers are cautioned not to place undue reliance on such statements due to the inherent uncertainty therein.

Contact:

Matthew Nordgren

(310) 526-8400